Exhibit 23.

                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 333-47101, 333-56615 and 333-56675 of U.S. Industries, Inc., of
our report dated May 19, 1997 with respect to the consolidated financial statements and schedule of Zurn Industries, Inc. included in its Annual Report on Form 10-K for the year ended March 31, 1997, incorporated by reference in this current Report on Form 8-K of U.S. Industries, Inc., both filed with the Securities and Exchange Commission.


                                          /s/ ERNST & YOUNG LLP

Dallas, Texas
June 24, 1998